POWER OF ATTORNEY

      The undersigned hereby constitutes and appoints each of Jennifer Johnson, Michael Roe and Andrea Rennig, or either of them acting singly and with full power of substitution, as the undersigneds true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer
and/or director of Vylor Inc. (the Company), Forms 3, 4, and 5 (and any
amendments
thereto) in accordance with Section 16(a) of the Securities Exchange Act of
1934, as
amended (the Exchange Act), and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned that may be
necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and
Exchange Commission (the SEC) and any securities exchange or similar authority, including without limitation the execution and filing of a Form ID or any other documents necessary or appropriate to obtain codes and passwords to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC; and

(3)	take any other action in connection with the foregoing that, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or
for, the  undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be
in such form and shall contain such information and disclosure as such attorney-in-fact
may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise
of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with any provision of
Section 16 of the Exchange
Act.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 8th day of
September, 2026.

Signed and acknowledged:

/s/Johannes J. Oosthuizen
Johannes J. Oosthuizen